Exhibit 10.7

Execution Version

SUBSCRIPTION AGREEMENT

TO:      The Directors of Rodgers Silicon Valley Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 5,750,000 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	Rodgers Capital, LLC

Address:	535 Eastview Way

Woodside, CA 94062

Dated:   September 24, 2020

Signed:	/s/ Thurman J. Rodgers

Name:  Thurman J. Rodgers

Title:  Manager

Dated:     September 24, 2020

Accepted:

RODGERS SILICON VALLEY ACQUISITION CORP.

Signed:	/s/ Thurman J. Rodgers

Name:  Thurman J. Rodgers

Title:  Chief Executive Officer

Dated:     September 24,, 2020